EXHIBIT 10.4
CONTINUING GUARANTY
TO: WELLS FARGO BANK, NATIONAL ASSOCIATION
     1. Guaranty; Definitions. In consideration of any credit or other financial accommodation heretofore, now or hereafter extended or made to ETELECARE GLOBAL SOLUTIONS-US, INC., a Delaware corporation and ETELECARE GLOBAL SOLUTIONS-AZ, INC., an Arizona corporation, and each other corporation, limited liability company or limited partnership whose entire equity interests are directly or indirectly owned by Guarantor or the Borrowers and who may from time to time become a party to the Credit Agreement (as defined below) pursuant to Section 4.11 thereof (collectively, the “Borrowers”), or any of them, by WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”), and for other valuable consideration, the undersigned ETELECARE GLOBAL SOLUTIONS, INC., a Metro-Manila corporation (“Guarantor”), unconditionally guarantees and promises to pay to Bank, or order, on demand in lawful money of the United States of America and in immediately available funds, any and all indebtedness of any of the Borrowers to Bank under the Loan Documents (as defined in the Credit Agreement) (collectively, “Indebtedness”). Without limiting the foregoing, he term “Indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Borrowers under the Loan Documents, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether Borrowers may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable, including, without limitation, Borrowers’ obligations pursuant to the Security Agreement dated July 23, 2007 by Borrowers in favor of Bank, the Credit Agreement dated July 23, 2007 between Borrowers and Bank (“Credit Agreement”), and the Revolving Line of Credit Note dated July 23, 2007 by Borrowers in favor of Bank. This Guaranty is a guaranty of payment and not collection.
     2. Maximum Liability; Successive Transactions; Revocation; Obligation Under Other Guaranties. The liability of Guarantor shall not exceed at any time the sum of (a) $25,000,000.00, (b) all accrued and unpaid interest on any Indebtedness, and (c) all costs and expenses pertaining to the enforcement of this Guaranty and/or the collection of the Indebtedness. Notwithstanding the foregoing, Bank may permit the Indebtedness of Borrowers to exceed Guarantor’s liability. This is a continuing guaranty and all rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of each of the Borrowers to Bank, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, dissolution, liquidation or bankruptcy of any of the Borrowers or Guarantor or any other event or proceeding affecting any of the Borrowers or Guarantor. This Guaranty shall not apply to any new Indebtedness created after actual receipt by Bank of written notice of its revocation as to such new Indebtedness; provided however, that loans or advances made by Bank to any of the Borrowers after revocation under commitments existing prior to receipt by Bank of such revocation, and extensions, renewals or modifications, of any kind, of Indebtedness incurred by any of the Borrowers or committed by Bank prior to receipt by Bank of such revocation, shall not be considered new Indebtedness. Any such notice must be sent to Bank by registered U.S. mail, postage prepaid, addressed to its office at 100 West Washington, Phoenix, Arizona 85003, or at such other address as Bank shall from time to time designate. Any payment by Guarantor shall not reduce Guarantor’s maximum obligation hereunder unless written notice to that effect is actually received by Bank at or prior to the time of such payment. The obligations of Guarantor hereunder shall be in addition to any obligations of Guarantor under any other guaranties of any liabilities or obligations of any of the Borrowers or any other persons heretofore or hereafter given to Bank unless said other guaranties are expressly modified or revoked in writing; and this Guaranty shall not, unless expressly herein provided, affect or invalidate any such other guaranties.
     3. Security for Obligations. Guarantor’s obligations under this Guaranty are secured by that certain Mortgage and Assignment Agreement dated as of July 23, 2007 by Guarantor in favor of Bank (“Chattel Mortgage”).
     4. Obligations; Separate Actions; Waiver of Statute of Limitations; Reinstatement of Liability. The obligations hereunder are independent of the obligations of Borrowers, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against any of the Borrowers or any other person, or whether any of the Borrowers or any other person is joined in any such action or actions. Guarantor acknowledges that this Guaranty is absolute and unconditional, there are no conditions precedent to the effectiveness of this Guaranty, and this Guaranty is in full force and effect and is binding on Guarantor as of the date written below, regardless of whether Bank obtains collateral or any guaranties from others or takes any other action contemplated by Guarantor. Guarantor waives the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof, and Guarantor agrees that any payment of any Indebtedness or other act which shall toll any statute of limitations applicable thereto shall similarly operate to toll such statute of limitations applicable to Guarantor’s liability hereunder. The liability of Guarantor hereunder shall be reinstated and revived and the rights of Bank shall continue if and to the extent for any reason any amount at any time paid on account of any Indebtedness guaranteed hereby is rescinded or must otherwise be restored by Bank, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid. The determination as to whether any amount so paid must be rescinded or restored shall be made by Bank in its sole discretion; provided however, that if Bank chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold Bank harmless from and against all costs and expenses, including reasonable attorneys’ fees, expended or incurred by Bank in connection therewith, including without limitation, in any litigation with respect thereto.
     5. Authorizations to Bank. Guarantor authorizes Bank either before or after revocation hereof, without notice to or demand on Guarantor, and without affecting Guarantor’s liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Indebtedness or any portion thereof, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the Chattel Mortgage, as Bank in its discretion may determine; (d) release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness, or any portion thereof, or any other party thereto; and (e) apply payments received by Bank from any of the Borrowers to any Indebtedness of any of the Borrowers to Bank, in such order as Bank shall determine in its sole discretion, whether or not such Indebtedness is covered by this Guaranty, and Guarantor hereby waives any provision of law regarding application of payments which specifies otherwise. Bank may without notice assign this Guaranty in whole or in part. Upon Bank’s request, Guarantor agrees to provide to Bank copies of Guarantor’s financial statements.
     6. Representations and Warranties.
     (a) General. Guarantor represents and warrants to Bank that: (a) this Guaranty is executed at Borrowers’ request; (b) Guarantor shall not, without Bank’s prior written consent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or a substantial or material part of Guarantor’s assets other than in the ordinary course of Guarantor’s business; (c) Bank has made no representation to Guarantor as to the creditworthiness of any of the Borrowers; and (d) Guarantor has established adequate means of obtaining from each of the Borrowers on a continuing basis financial and other information pertaining to Borrowers’ financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder, and Guarantor further agrees that Bank shall have no obligation to disclose to Guarantor any information or material about any of the Borrowers which is acquired by Bank in any manner.
     (b) Additional Representations and Warranties. Guarantor further represents and warrants to Bank that:
     (i) Legal Status. Guarantor is a corporation, duly organized and existing under the laws of the Philippines, and of no other country.
     (ii) Validity. Guarantor has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the legally valid and binding obligation of Guarantor, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor compliance with its terms and conditions by Guarantor conflicts with, results in a breach or violation of, or constitutes a default under, any of the terms, conditions or provisions of any agreement, obligation, indenture or other instrument to which Guarantor is a party or by which Guarantor may be bound, or any statute, regulation, rule, order, decree, writ or injunction.

     (iii) No Approvals. No approval, consent or authorization of, order, registration or license by, filing with, giving notice to, or taking any other action by or in respect of any governmental or regulatory authority or central bank or other fiscal, monetary or other authority is required in connection with the execution and delivery of, or performance of the Guarantor’s obligations under, this Agreement or for the validity, enforceability or admissibility in evidence of this Agreement.
     (iv) Enforcement. In the event a final judgment of any court in the United States of America is obtained after service of process in the manner specified in this Agreement, the same would be enforced by the courts of the Philippines through an independent action filed to enforce such judgment, and without re-trial or re-examination of the issues, provided that (1) the court rendering such judgment had jurisdiction in accordance with its jurisdictional rules, (2) the Guarantor had notice of the proceedings, (3) such judgment was not obtained by collusion or fraud or based on clear mistake of law or fact and (4) such judgment was not contrary to public policy or good morals in the Republic of the Philippines. Without limiting the generality of Section 6(b)(ii) of this Guaranty, Guarantor further represents and warrants that the submission pursuant to this Agreement to any court of competent jurisdiction in the State of Arizona is valid and enforceable under the laws of the Philippines and of any state or other political subdivision thereof.
     (v) No Stamp Tax. This Agreement is not subject to any registration, stamp, documentary or similar tax.
     (vi) No Immunity. Neither the Guarantor nor any of Guarantor’s assets enjoys any right of immunity from suit, attachment or execution in aid of a judgment in respect of Guarantor’s obligations under this Agreement.
7. Guarantor’s Waivers.
     (a) Guarantor waives any right to require Bank to: (i) proceed against any of the Borrowers or any other person; (ii) marshal assets or proceed against or exhaust any security held from any of the Borrowers, Guarantor or any other person; (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security held from any of the Borrowers, Guarantor or any other person; (iv) take any other action or pursue any other remedy in Bank’s power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Bank as security for or which constitute in whole or in part the Indebtedness guaranteed hereunder, or in connection with the creation of new or additional Indebtedness.
     (b) Guarantor waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of any of the Borrowers or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness of any of the Borrowers or any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of any of the Borrowers which is a corporation, partnership or other type of entity, or any defect in the formation of any such Borrower; (iv) the application by any of the Borrowers of the proceeds of any Indebtedness for purposes other than the purposes represented by Borrowers to, or intended or understood by, Bank or Guarantor; (v) any act or omission by Bank which directly or indirectly results in or aids the discharge of any of the Borrowers or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Bank against any of the Borrowers; (vi) any impairment of the value of any interest in any security for the Indebtedness or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; or (viii) any requirement that Bank give any notice of acceptance of this Guaranty. Until all Indebtedness shall have been paid in full, Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Bank now has or may hereafter have against any of the Borrowers or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Bank. Guarantor further waives all rights and defenses Guarantor may have arising out of (A) any election of remedies by Bank, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Indebtedness, destroys Guarantor’s rights of subrogation or Guarantor’s rights to proceed against any of the Borrowers for reimbursement; or (B) any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of any of the Borrowers in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Borrowers’ Indebtedness, whether by operation of law or otherwise, including any rights Guarantor may have to a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Indebtedness, and Guarantor waives the benefits of A.R.S. §§ 12-1566, 12-1641 et seq., 33-814, 44-142 and Rule 17(F) of the Arizona Rules of Civil Procedure.
     8. Bank’s Rights With Respect to Guarantor’s Property In Bank’s Possession. In addition to all liens upon and rights of setoff against the monies, securities or other property of Guarantor given to Bank by law, Bank shall have a lien upon and a right of setoff against all monies, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Bank, whether held in a general or special account or deposit or for safekeeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Guarantor. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Bank, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by Bank in writing.

     9. Subordination. Any indebtedness of any of the Borrowers now or hereafter held by Guarantor is hereby subordinated to the Indebtedness of Borrowers to Bank until all Indebtedness shall have been paid in full and no further advances of the line of credit are permitted under the Credit Agreement. Such Indebtedness of Borrowers to Guarantor is assigned to Bank as security for this Guaranty and the Indebtedness and, if Bank requests, shall be collected and received by Guarantor as trustee for Bank and paid over to Bank on account of the Indebtedness of Borrowers to Bank but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any notes or other instruments now or hereafter evidencing such Indebtedness of any of the Borrowers to Guarantor shall be marked with a legend that the same are subject to this Guaranty and, if Bank so requests, shall be delivered to Bank. Bank is hereby authorized in the name of Guarantor from time to time to file financing statements and continuation statements and execute such other documents and take such other action as Bank deems necessary or appropriate to perfect, preserve and enforce its rights hereunder.
     10. Remedies; No Waiver. All rights, powers and remedies of Bank hereunder are cumulative. No delay, failure or discontinuance of Bank in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of this Guaranty, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.
     11. Costs, Expenses and Attorneys’ Fees. Guarantor shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys’ fees (to include outside counsel fees and all allocated costs of Bank’s in-house counsel), expended or incurred by Bank in connection with the enforcement of any of Bank’s rights, powers or remedies and/or the collection of any amounts which become due to Bank under this Guaranty, and the prosecution or defense of any action in any way related to this Guaranty, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to Guarantor or any other person or entity. All of the foregoing shall be paid by Guarantor with interest from the date of demand until paid in full at a rate per annum equal to the greater of 10% or Bank’s Prime Rate in effect from time to time.
     12. Successors; Assignment. This Guaranty shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Guarantor may not assign or transfer any of its interests or rights hereunder without Bank’s prior written consent. Guarantor acknowledges that Bank has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, any Indebtedness of Borrowers to Bank and any obligations with respect thereto, including this Guaranty. In connection therewith, Bank may disclose all documents and information which Bank now has or hereafter acquires relating to Guarantor and/or this Guaranty, whether furnished by Borrowers, Guarantor or otherwise. Guarantor further agrees that Bank may disclose such documents and information to Borrowers.

     13. Amendment. This Guaranty may be amended or modified only in writing signed by Bank and Guarantor.
     14. Application of Singular and Plural. In all cases where there is but a single Borrower, then all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the word “Borrowers” and the word “Guarantor” respectively shall mean all or any one or more of them as the context requires.
     15. Understanding With Respect to Waivers; Severability of Provisions. Guarantor warrants and agrees that each of the waivers set forth herein is made with Guarantor’s full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any waiver or other provision of this Guaranty shall be held to be prohibited by or invalid under applicable public policy or law, such waiver or other provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Guaranty.
     16. Governing Law. Notwithstanding any statutes or principles of conflicts of law, this Guaranty shall be deemed to be made under, shall be governed by and shall be construed and enforced in accordance with the laws of the State of Arizona applicable to contracts made and performed in such state, without reference to conflict of law principles.
     17. Arbitration.
     (a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise, in any way arising out of or relating to this Guaranty and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination.
     (b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in Arizona selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. § 91 or any similar applicable state law.
     (c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in clauses (i), (ii) and (iii) of this paragraph.
     (d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Arizona or a neutral retired judge of the state or federal judiciary of Arizona, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Arizona and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Arizona Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.
     (e) Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.
     (f) Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed this Guaranty or any other contract, instrument or document relating to any Indebtedness, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.
     (g) Payment of Arbitration Costs and Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.
     (h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.
     18. Miscellaneous.
     (a) No Immunity. To the extent Guarantor or any assets of Guarantor enjoys any right of immunity from suit, attachment or execution in aid of a judgment in respect of Guarantor’s obligations under this Guaranty, and if Guarantor or any assets of Guarantor should become entitled to any such right of immunity, then Guarantor hereby waives such right or rights.
     (b) Payments. Any payments made to Bank by Guarantor pursuant to this Guaranty shall be free and clear of any deductions or withholdings for or on account of any taxes, levies, imposts, duties or other charges of whatever nature imposed by any government, political subdivision, bank or taxing authority. Guarantor shall pay to Bank such amounts as may be necessary in order that every payment made by Guarantor hereunder, after Guarantor makes any required deductions or withholding for or on account of any taxes, levies, imposts, duties or other charges of whatever nature imposed by any government, political subdivision, bank or taxing authority, shall not be less than the payment otherwise required hereunder.
     (c) Withholding. Without limiting Bank’s rights under any of the other provisions of this Guaranty, in the event any taxes, levies, imposts, duties or other charges of whatever nature are assessed against Bank in connection payments to Bank by Guarantor hereunder or otherwise in connection with this Guaranty, then Guarantor shall pay such charges when due, and indemnify and hold Bank harmless from, such charges, without reducing the net amount of payments to be made to Bank below that amount which Bank would have received had such taxes or charges not been assessed. Guarantor shall furnish to Bank a receipt evidencing payment of any such taxes or charges promptly after payment, and the tax return or other report filed with respect to any such taxes or charges promptly after such filing, and, in any event, shall provide each such receipt and each such return or report within 10 days after receipt of Bank’s request therefor from time to time.
     (d) Documentary Taxes. Guarantor agrees to pay, and to indemnify and hold Bank harmless from, any present or future claim or liability for any registration, stamp, documentary, court, or similar taxes, fees or charges, or any penalties or interest with respect thereto, which may be assessed, levied or collected by the Philippines, any state or other political subdivision thereof, any other country or other jurisdiction in which Guarantor now or in the future maintains any property or assets, or any governmental agency of any of the foregoing, or otherwise in connection with the execution, notarization, formalization, issuance, delivery, filing, registration or enforcement of this Guaranty. If Bank requests, Guarantor shall furnish to Bank a receipt evidencing payment of any such amounts, and the tax returns or other reports filed with respect to any such amounts, within 30 days after receipt of such request.
     (e) Registration. If requested by Bank at any time, Guarantor shall cause this Guaranty to be registered, notarized or otherwise formalized to the extent at any time required by the applicable laws of the Philippines, the applicable laws of any province or other political subdivision of thereof, or the applicable laws of any other country or other jurisdiction in which Guarantor now or in the future maintains any property or assets, and Guarantor shall pay, and indemnify and hold Bank harmless from, any liability for any stamp taxes or any registration, documentation or other types of fees, charges, taxes or fines in connection with any such registration, notarization or formalization. Guarantor shall provide Bank with evidence of such registration within 45 days after Bank’s request for such evidence, which evidence shall be in form and substance satisfactory to Bank.
     (f) Jurisdiction and Service of Process. Any suit, action or proceeding against Guarantor with respect to this Guaranty shall be brought in any court of competent jurisdiction in the State of Arizona, except to the extent any arbitration provisions of this Guaranty apply to the subject matter of such suit, action or proceeding and require resolution by an arbitrator or arbitrators. Guarantor hereby submits to the jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Guarantor hereby irrevocably consents to the service of process in any suit, action or proceeding in any court of competent jurisdiction by the mailing thereof by Bank by U.S. mail, postage prepaid, to eTelecare Global Solutions, Inc., 8901 East Raintree, Suite 100, Scottsdale Arizona, 85260, Attention: Chief Financial Officer. The parties agree that a final judgment in any such action or proceeding, including, without limitation, the confirmation of any award rendered in an arbitration proceeding pursuant to any arbitration provisions of this Guaranty, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Guarantor hereby irrevocably waives any objection which Guarantor now has or may hereafter acquire to the laying of venue of any action or proceeding arising out of or relating to this Guaranty in any court of competent jurisdiction in the State of Arizona, and any objection on the ground that any such action or proceeding has been brought in an inconvenient forum. Nothing contained herein shall be deemed to limit the right or ability of Bank to serve any writs, processes or summonses in any other manner permitted under applicable law or to obtain jurisdiction over Guarantor in such other jurisdictions and in such other manner as may be permitted under applicable law.
     (g) Judgment Currency. Notwithstanding any judgment rendered against Guarantor in a currency other than United States Dollars, whether in connection with a judicial proceeding or arbitration proceeding, Guarantor shall not be relieved of any obligation with respect to any amount owed by him to Bank under this Guaranty except to the extent of the amount in United States Dollars which, in accordance with normal banking procedures, Bank is able to acquire with such amount of such other currency on the Banking Day (a day when Bank is open for business in Phoenix, Arizona) following receipt of such amount by Bank. If the amount in United States Dollars so acquired is less than the amount due to Bank, then Guarantor shall indemnify Bank by paying the difference between such amounts in United States Dollars. If the amount in United States Dollars so acquired is more than the amount due to Bank, then Bank agrees to remit such excess to Guarantor. The payment of any additional amount so required of Guarantor under this paragraph shall constitute a separate and independent obligation of Guarantor, notwithstanding any award of judgment.
     (h) Survival of Obligations and Representations and Warranties. The obligations of Guarantor under this Addendum, and the representations and warranties of Guarantor set forth herein, shall survive the termination of this Guaranty.

     IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of July 23, 2007.

ETELECARE GLOBAL SOLUTIONS, INC., a Metro-Manila Philippines corporation

By	/s/ J. Michael Dodson

J. Michael Dodson, Chief Financial Officer
[Signature Page to Continuing Guaranty]